EXHIBIT 23.2



             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1998 Sola International Inc. Stock Option Plan of our report dated May 6, 1998, with respect to the consolidated financial statements and schedule of Sola International Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1998, filed with the Securities and Exchange Commission.


                                                    ERNST & YOUNG LLP


Palo Alto, California
August 17, 1998